United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

May 2, 2013
(Date of Report)

China Ceetop.com, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A2803, Lianhe Guangchang, 5022 Binhe Dadao, Futian District, Shenzhen, China	518033
(Address of principal executive offices)	(Zip Code)

(86-755) 3336-6628
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Juqun Zhao

On May 2, 2013, Zhao, Juqun resigned as Chief Financial Officer of China Ceetop.com, Inc. (the “Company”).  Mr. Zhao’s resignation was not due to any disagreement with the Company, its officers and directors, or its auditors

Appointment of Jia Shengming

On May 3, 2013, Mr. Jia, Shengming was named Chief Financial Officer of the Company.  The Company has agreed to pay Mr. Shengming RMB 10,000 per month for serving as the Chief Financial Officer of the Company.  There are no family relationship between any director, or executive officer of the Company and Mr. Shengming.

From June 2006 through June 2010, Mr. Shengming worked for Yongxin Digital Technology Co., Ltd. serving first as accounting manager, then manager of internal audit department and then assistant to the chief financial officer.   Since June 2010 Mr. Shengming has served as the assistant to the chief financial officer (Zhao, Juqun former Chief Financial Officer of the Company) of Hangzhou Ceetop Network Technology Co., Ltd. (subsidiary to the Company) and the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	CHINA CEETOP.COM, INC.
/s/ Weiliang Liu
Weiliang Liu
President